UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2024

GEE GROUP INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7751 Belfort Parkway, Suite 150, Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

On March 6, 2024, GEE Group Inc. (the “Company”) (NYSE MKT: JOB) approved the dismissal of its independent registered public accounting firm, FORVIS, LLP (“FORVIS”) from its engagement with the Company.  The decision to dismiss FORVIS as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company on March 6, 2024 and further ratified and approved by the Board of Directors of the Company. On March 7, 2024, the Company notified FORVIS of its dismissal as the Company’s independent registered public accounting firm.

FORVIS’ audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with FORVIS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, from the time of FORVIS’ engagement up to the date of dismissal which disagreements that, if not resolved to FORVIS’ satisfaction, would have caused FORVIS to make reference in connection with its opinion to the subject matter of the disagreement. No “reportable events”, as that term is described in Item 304(a)(1)(v)(A)-(D)of Regulation S-K occurred within the two fiscal years of the Company ended September 30, 2023, and 2022 and subsequently up to the date of its dismissal.

The Company provided FORVIS with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that FORVIS furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of FORVIS’ letter dated March 11, 2024, is filed as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm.

On March 6, 2024, the Company approved the appointment of Cherry Bekaert LLP (“Cherry Bekaert”) as the Company’s new independent registered public accounting firm, which appointment was effective immediately. The decision to appoint Cherry Bekaert as the Company’s new independent registered public accounting firm was approved by the Audit Committee of the Board of Directors of the Company on March 6, 2024 and further ratified and approved by the Board of Directors of the Company.

During the fiscal years ended September 30, 2023, and 2022, and the subsequent interim periods through December 31, 2023, neither the Company nor anyone acting on its behalf has consulted with Cherry Bekaert regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Cherry Bekaert concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description
16.1	Letter of FORVIS, LLP, dated March 11, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP INC.

Date: March 11, 2024	By:	/s/ Kim Thorpe
Kim Thorpe
Chief Financial Officer

3